Exhibit 99.1

News Release

For Immediate Release

August 1, 2018

Approach Resources Inc.

Reports Second Quarter 2018 Results

Fort Worth, Texas, August 1, 2018 – Approach Resources Inc. (NASDAQ: AREX) today reported second quarter 2018 financial and operational results.

Financial and operational highlights for the second quarter of 2018

•	Production at the high end of quarterly guidance, driven primarily by liquids growth, increased production to 1,056 MBoe or 11.6 MBoe/day, an increase of 2% over prior quarter
•	Reduced lease operating expense (“LOE”) per Boe by 8% from previous quarter, peer leading LOE of $4.77 for the second quarter
•	Oil marketing contributed to an 8% increase in realized oil prices, over prior quarter
•	Revenues of $30.3 million, a 21% increase over the prior year quarter
•	Net loss was $9.1 million or $0.10 per diluted share, adjusted net loss (non-GAAP) was $6.8 million, or $0.07 per diluted share
•	Improved unhedged cash margin (non-GAAP) by 37% over the prior year quarter
•	Generated $15.3 million of EBITDAX (non-GAAP)

Adjusted net loss, EBITDAX and unhedged cash margin are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss, EBITDAX to net loss and unhedged cash margin.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “We wrapped up another solid quarter on multiple fronts delivering growth in oil production, revenue, unhedged cash margin and EBITDAX while lowering lease-operating expense.  We delivered production of 11.6 MBoe/d, at the high end of quarterly guidance, and increased daily oil production quarter over quarter.  Our oil marketing arrangement allows us to sell at Cushing pricing and mitigate the impact of recent Midland - Cushing differentials.  We continue to experiment with our completion techniques and gas lift optimization and are pleased with the solid results we are realizing.  In spite of the multiple challenges faced by our industry over the last several years, our knowledge, experience and strong focus on day-to-day operations has continuously improved the performance of our asset and maintained our efficient cost structure.

“Our focus for the remainder of 2018 is strengthening our balance sheet through acquisitions or other deleveraging opportunities so that we have the appropriate capital structure to execute a growth strategy that is accretive to our shareholders.”

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Second Quarter 2018 Results

Production for second quarter 2018 totaled 1,056 Mboe, or 11.6 MBoe/d, made up of 26% oil, 36% NGLs and 38% natural gas.  Average realized commodity prices for second quarter 2018, before the effect of commodity derivatives, were $65.09 per Bbl of oil, $23.49 per Bbl of NGLs and $1.40 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $26.85 per Boe for second quarter 2018.

Net loss for second quarter 2018 was $9.1 million, or $0.10 per diluted share, on revenues of $30.3 million.  Excluding the decrease in the fair value of our commodity derivatives of $2.9 million, adjusted net loss (non-GAAP) for second quarter 2018 was $6.8 million, or $0.07 per diluted share.  EBITDAX (non-GAAP) for second quarter 2018 was $15.3 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expense averaged $4.77 per Boe, an 8% decrease from the prior quarter.  Production and ad valorem taxes averaged $2.43 per Boe, or 8.5% of oil, NGL and gas sales.  Total general and administrative (“G&A”) costs averaged $5.77 per Boe, including cash G&A costs of $5.14 per Boe.  Depletion, depreciation and amortization expense averaged $15.96 per Boe.  Interest expense totaled $6.2 million.

Operations Update

During the second half of the second quarter 2018, we completed three horizontal wells.  One in Pangea West in the Wolfcamp A bench and two wells in Baker, one well in the Wolfcamp B bench and one well in the Wolfcamp C bench.  At June 30, 2018, we had three horizontal wells waiting on completion.  We plan to have one rig running intermittently during the second half of 2018.

Capital expenditures incurred during second quarter 2018 totaled $13.5 million, consisting of $11.2 million for drilling and completion activities, $2 million for infrastructure projects and equipment and $0.3 million for lease acquisitions.  For the six months ended June 30, 2018, our capital expenditures totaled $27.2 million, consisting of $23.6 million for completion activities, $3.3 million for infrastructure projects and equipment and $0.3 million for lease acquisitions.

Liquidity Update

At June 30, 2018, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $27.2 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

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Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
July 2018 – December 2018	Swap	300 Bbls/day	$50.00/Bbl
July 2018 – September 2018	Swap	1,500 Bbls/day	$60.50/Bbl

CMA Roll
July 2018 – December 2018	Swap	2,000 Bbls/day	$0.66/Bbl

Natural Gas
July 2018 – December 2018	Swap	200,000 MMBtu/month	$3.085/MMBtu
July 2018 – December 2018	Swap	250,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 - Ethane)
July 2018 – December 2018	Swap	1,000 Bbls/day	$11.424/Bbl
NGLs (C3 - Propane)
July 2018 – December 2018	Swap	600 Bbls/day	$32.991/Bbl
August 2018 – December 2018	Swap	400 Bbls/day	$40.74/Bbl
NGLs (IC4 - Isobutane)
July 2018 – December 2018	Swap	50 Bbls/day	$38.262/Bbl
NGLs (NC4 - Butane)
July 2018 – December 2018	Swap	200 Bbls/day	$38.22/Bbl
NGLs (C5 - Pentane)
July 2018 – December 2018	Swap	200 Bbls/day	$56.364/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, August 2, 2018, at 10:00 AM CT (11:00 AM ET) to discuss second quarter 2018 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID	7988794
Participant Toll-Free Dial-In Number:	(844) 884-9950
Participant International Dial-In Number:	(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free:	(855) 859-2056
Replay International:	(404) 537-3406
Conference ID:	7988794

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In addition, a second quarter 2018 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues (in thousands):
Oil	$18,106	$12,508	$34,450	$26,202
NGLs	8,852	6,019	16,184	12,079
Gas	3,368	6,442	8,464	13,043
Total oil, NGLs and gas sales	30,326	24,969	59,098	51,324

Net cash (payment) receipt on derivative settlements	(1,982)	3	(3,513)	(958)
Total oil, NGLs and gas sales including derivative impact	$28,344	$24,972	$55,585	$50,366

Production:
Oil (MBbls)	278	281	550	560
NGLs (MBbls)	377	383	729	735
Gas (MMcf)	2,404	2,499	4,780	4,875
Total (MBoe)	1,056	1,080	2,076	2,107
Total (MBoe/d)	11.6	11.9	11.5	11.6

Average prices:
Oil (per Bbl)	$65.09	$44.50	$62.59	$46.83
NGLs (per Bbl)	23.49	15.72	22.21	16.43
Gas (per Mcf)	1.40	2.58	1.77	2.68
Total (per Boe)	28.73	23.11	28.47	24.36

Net cash (payment) receipt on derivative settlements (per Boe)	(1.88)	—	(1.69)	(0.46)
Total including derivative impact (per Boe)	$26.85	$23.11	$26.78	$23.90

Costs and expenses (per Boe):
Lease operating	$4.77	$3.92	$4.96	$3.99
Production and ad valorem taxes	2.43	2.09	2.44	2.19
Exploration	—	1.95	—	1.50
General and administrative (1)	5.77	6.06	6.10	5.92
Depletion, depreciation and amortization	15.96	18.09	15.67	17.80

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$5.14	$5.11	$5.38	$4.88
General and administrative - noncash component (share-based compensation)	0.63	0.95	0.72	$1.04

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Oil, NGLs and gas sales	$30,326	$24,969	$59,098	$51,324

EXPENSES:
Lease operating	5,032	4,238	10,300	8,408
Production and ad valorem taxes	2,569	2,252	5,069	4,609
Exploration	3	2,108	3	3,151
General and administrative (1)	6,086	6,548	12,653	12,476
Depletion, depreciation and amortization	16,849	19,543	32,529	37,505
Total expenses	30,539	34,689	60,554	66,149

OPERATING LOSS	(213)	(9,720)	(1,456)	(14,825)

OTHER:
Interest expense, net	(6,184)	(4,916)	(12,070)	(10,379)
Gain on debt extinguishment	—	—	—	5,053
Commodity derivative (loss) gain	(4,884)	1,231	(6,812)	4,675
Other (expense) income	(13)	—	(12)	3

LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	(11,294)	(13,405)	(20,350)	(15,473)
INCOME TAX (BENEFIT) PROVISION	(2,222)	(4,509)	(3,832)	134,191

NET LOSS	$(9,072)	$(8,896)	$(16,518)	$(149,664)

LOSS PER SHARE:
Basic	$(0.10)	$(0.10)	$(0.17)	$(1.91)
Diluted	$(0.10)	$(0.10)	$(0.17)	$(1.91)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,470,636	86,340,634	94,548,898	78,418,977
Diluted	94,470,636	86,340,634	94,548,898	78,418,977
(1) Includes non-cash share-based compensation expense as follows:	656	1,029	1,484	2,188

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Unaudited Consolidated Balance Sheet Data (in thousands)	June 30, 2018	December 31, 2017
Cash and cash equivalents	$22	$21
Other current assets	13,754	16,679
Property and equipment, net, successful efforts method	1,077,873	1,082,876
Total assets	$1,091,649	$1,099,576

Current liabilities	$29,767	$25,067
Long-term debt (1)	380,470	373,460
Deferred income taxes	78,228	82,102
Other long-term liabilities	11,970	11,531
Stockholders' equity	591,214	607,416
Total liabilities and stockholders' equity	$1,091,649	$1,099,576

(1) Long-term debt at June 30, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $297.5 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.9 million and $1.4 million, respectively. Long-term debt at December 31, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $291 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.1 million and $1.7 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) non-cash fair value loss (gain) on derivatives, (2) gain on debt extinguishment, (3) write-off of deferred tax assets, (4) tax effect and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and six months ended June 30, 2018 and 2017 (in thousands, except per-share amounts).

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	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Loss	$(9,072)	$(8,896)	$(16,518)	$(149,664)
Adjustments for certain items:
Non-cash fair value loss (gain) on derivatives	2,902	(1,228)	3,299	(5,633)
Gain on debt extinguishment	—	—	—	(5,053)
Write-off of deferred tax assets	—	—	—	139,090
Tax effect and other discrete tax items (1)	(610)	452	(623)	4,052
Adjusted net loss	$(6,780)	$(9,672)	$(13,842)	$(17,208)
Adjusted net loss per diluted share	$(0.07)	$(0.11)	$(0.15)	$(0.22)

(1) The estimated income tax impacts on adjustments to net loss are computed based upon a statutory rate of 21% and 35%, for the three and six months ended June 30, 2018, and three and six months ended June 30, 2017, respectively. Additionally, this includes the tax impact of a tax shortfall related to share-based compensation of $22,000, $70,000, $0.3 million, for the three months ended June 30, 2017, six months ended June 30, 2018, and six months ended June 30, 2018, respectively.

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value loss (gain) on derivatives, (5) gain on debt extinguishment, (6) interest expense, net, and (7) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and six months ended June 30, 2018 and  2017 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Loss	$(9,072)	$(8,896)	$(16,518)	$(149,664)
Exploration	3	2,108	3	3,151
Depletion, depreciation and amortization	16,849	19,543	32,529	37,505
Share-based compensation	656	1,029	1,484	2,188
Non-cash fair value loss (gain) on derivatives	2,902	(1,228)	3,299	(5,633)
Gain on debt extinguishment	—	—	—	(5,053)
Interest expense, net	6,184	4,916	12,070	10,379
Income tax (benefit) provision	(2,222)	(4,509)	(3,832)	134,191
EBITDAX	$15,300	$12,963	$29,035	$27,064

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Unhedged Cash Margin and Cash Operating Expenses

We define unhedged cash margin as revenue, less cash operating expenses. We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Unhedged cash margin and cash operating expenses are not measures of operating income or cash flows as determined by GAAP.  The amounts included in the calculations of unhedged cash margin and cash operating expenses were computed in accordance with GAAP.  Unhedged cash margin and cash operating expenses are presented herein and reconciled to the GAAP measures of revenue and operating expenses.  We use unhedged cash margin and cash operating expenses as an indicator of the Company’s profitability and ability to manage its operating income and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of unhedged cash margin and cash operating expenses to revenues and operating expenses for the three and six months ended June 30, 2018 and 2017 (in thousands, except per-Boe amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$30,326	$24,969	$59,098	$51,324
Production (Mboe)	1,056	1,080	2,076	2,107
Average realize price per Boe	$28.73	$23.11	$28.47	$24.36

Operating expenses	$30,539	$34,689	$60,554	$66,149
Exploration	(3)	(2,108)	(3)	(3,151)
Depletion, depreciation and amortization	(16,849)	(19,543)	(32,529)	(37,505)
Share-based compensation	(656)	(1,029)	(1,484)	(2,188)
Cash operating expenses	$13,031	$12,009	$26,538	$23,305
Cash operating expenses per Boe	$12.34	$11.12	$12.78	$11.06

Unhedged cash margin	$17,295	$12,960	$32,560	$28,019
Unhedged cash margin per Boe	$16.39	$11.99	$15.69	$13.30

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents.  We use liquidity as an indicator of the Company’s ability to fund development and exploration activities.  However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements and may further be subject to covenants in a company’s loan agreements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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The table below summarizes our liquidity at June 30, 2018 (in thousands).

Liquidity at June 30,
2018
Borrowing base	$325,000
Cash and cash equivalents	22
Long-term debt – Credit Facility	(297,500)
Undrawn letters of credit	(325)
Liquidity	$27,197

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